Exhibit 10.2

SECURED PROMISSORY NOTE

$650,000.00 April 13, 2006

FOR VALUE RECEIVED, the undersigned, The Norman Patriot LLC (the “Borrower”), promises to pay to the order of Xenonics Holdings, Inc., a Nevada corporation (the “Company”), at 2236 Rutherford Road, Suite 123, Carlsbad, California 92008-7297 (or at such other place as the Company may from time to time designate to the Borrower), in lawful money of the United States, the principal sum of Six Hundred Fifty Thousand Dollars ($650,000.00), together with accrued interest on the unpaid principal balance thereof from and after the date of this Promissory Note at the rate of five percent (5.0%) per annum.

On July 13, 2006, the entire unpaid principal balance of this Promissory Note and all accrued interest shall be due and payable; provided, however, that in the event the Registration Statement defined in Section 6 of the Agreement (as defined below) is not effective by June 11, 2006, then the principal and interest shall be due on the thirtieth day following the effectiveness of the Registration Statement.

This Promissory Note is given to the Company in connection with the Borrower’s purchase of shares of the Company’s common stock and Class A and Class B Warrants pursuant to a Securities Purchase and Security Agreement (the “Agreement”), dated as of April 13, 2006, between the Company and the Borrower. The payment of this Promissory Note is secured by a pledge of, and security interest in, all of the shares of the common stock of the Company and warrants that are issuable to the Borrower under the Agreement. The terms and conditions of such pledge and security interest are set forth in the Agreement.

Any principal, interest or other amount payable under this Promissory Note that is not paid when due shall bear interest from and after the date when due until paid in full at the rate of ten percent (10.0%) per annum (the “Default Rate”). However, nothing in the preceding sentence shall be interpreted as a waiver or limitation of the Company’s right to compel payment of all amounts hereunder when due and payable.

If the Borrower is not in default under this Promissory Note, the Borrower shall have the privilege of prepaying, without penalty or premium, the outstanding principal balance hereof in whole or in part at any time or from time to time. Any such prepayment must be accompanied by full payment of all interest then accrued and unpaid on the principal amount being prepaid. All records of payments received by the Company shall be maintained at the Company’s principal business office, and such records shall be binding and conclusive upon the Borrower absent manifest error.

The Borrower’s failure to pay when due any principal or accrued interest owed under this Promissory Note shall constitute an “Event of Default.” Upon the occurrence of an Event of Default, the Company shall have the right, at its sole option, at any time thereafter, (i) to declare the entire balance of principal and accrued interest on this Promissory Note to be immediately due and payable, (ii) to exercise all of its rights as a secured party under the Agreement, and (iii) to exercise any and all of its other rights and remedies that are provided under the Agreement and applicable law. All rights and remedies of the Company are cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Company, and whenever and as often as the Company deems necessary or appropriate.

If any attorney is engaged by the Company to enforce or construe any provision of this Promissory Note or the Agreement as a consequence of the occurrence of an Event of Default, with or without the filing of any arbitration proceeding or legal action by the Company, then the Borrower shall pay immediately on demand all attorneys’ fees and other costs and expenses incurred by the Company in connection therewith, together with interest thereon from the date of such demand until paid in full at the Default Rate as if such unpaid fees, costs and expenses had been added to the principal amount of this Promissory Note.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of default and any and all lack of diligence or delay by the Company in the collection or enforcement of this Promissory Note. The Company shall not be deemed to have waived any right or remedy that it has under this Promissory Note, the Agreement or applicable law unless it has expressly waived the same in writing or unless this Promissory Note or the Agreement expressly provides a period of time in which the right or remedy must be exercised. The waiver by the Company of a right or remedy shall not be construed as a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

If any provision of this Promissory Note is determined by an arbitrator or a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Promissory Note, and the validity, legality and enforceability of the remaining provisions of this Promissory Note shall remain in full force and effect. If the Company ever receives any interest payment on this Promissory Note in excess of the maximum interest permitted by applicable law, such excess amount shall, at the Company’s option, be applied to the reduction of the unpaid principal balance of this Promissory Note or returned to the Borrower. Time is of the essence with respect to every provision hereof. This Promissory Note shall be governed by the internal laws of the State of California without giving effect to conflict-of-law principles.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note as of the date first written above.

The Norman Patriot LLC

By: /s/ Norman Nouskajian

Its: Manager